NOTE                Exhibit 10.15

$200                                                      Date: April 12, 2000


     FOR VALUE RECEIVED, NextNet.com, Inc., the undersigned ("Payor"), hereby promises to pay to the order of Zamora Funding, Inc., an individual, ("Holder"), the principal amount of $200.00 payable twenty four (24) months after the date first set forth above. The principal amount hereof from time to time outstanding shall bear interest at the rate of six percent (6%) per annum, payable on the date set forth above. All payments hereunder shall be in lawful money of the United States of America at the address of the Holder hereof or at such address as shall be specified by the Holder to NextNet.com, Inc.

     If any default shall be made in the payment of interest or principal, then the Holder, by written notice to the Payor, may exercise all of its legal rights to collect the balance due unless within five (5) business days after such notice the default shall be cured by Payor. Such notice shall be deemed given three (3) days after having been deposited in the United States Mail properly addressed and sent by registered mail to the particular addressee, return receipt requested.

     Prepayments may be made in this note voluntarily at any time and from time to time, without penalty.



                                                     NextNet.com, Inc.


                                                     BY:/s/Larry Weinstein
                                                     ---------------------
                                                           Larry Weinstein
                                                           President

                                        2